SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

SOLO INTERNATIONAL, INC.
 (Exact name of Company as specified in its charter)

Nevada	333-170096	68-0680819
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Suite 200 – 871 Coronado Center Drive, Henderson, NV 89052
(Address of principal executive offices)
Phone: (702) 330-3285
(Company’s Telephone Number)

Copy of all Communications to:
Carrillo Huettel, LLP
3033 Fifth Avenue, Suite 400
San Diego, CA 92103
Phone: 619.546.6100
Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SOLO INTERNATIONAL, INC.
Form 8-K
Current Report

EXPLANATORY NOTE: We are filing this Amendment No. 1 (the “Amendment”) to our Current Report on Form 8-K, which was originally filed with the Securities and Exchange Commission (the “SEC”) on November 23, 2011 (the “Original Filing”) to (i) include the name of the previously unnamed wholly-owned subsidiary of Solo International, Inc., which was a party to that certain property Option Agreement (the “Option Agreement”), and (ii) to include an amendment to the Option Agreement (the “Amended Option Agreement”), which identifies the previously unnamed party to the Option Agreement.  With the exception of the foregoing items, no other information in the Original Filing has changed and this Amendment speaks as of the date hereof.  The Amended Option Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 15, 2011, Solo International, Inc., a Nevada corporation (the “Company”), through its wholly-owned subsidiary, 9252-4768 Quebec Inc.,  (the “Optionee”), entered into that certain Amended Property Option Agreement (the “Amended Option Agreement") with 9228-6202 Quebec Inc., a Quebec corporation (the “Optionor”) (Optionee and Optionor shall be collectively referred to as the “Parties”).  On December 20, 2011, the Parties signed the Amended Option Agreement, which identifies the previously unnamed Optionee.  With the exception of the above, no other changes have been made to the original Option Agreement.

The foregoing summary description of the terms of the Amended Option Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Amended Option Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Amended Option Agreement by and between 9252-4768 Quebec Inc. and 9228-6202 Quebec Inc., dated December 20, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO INTERNATIONAL, INC.
Date: January 3, 2012	By: /s/ Michel Plante
Michel Plante
President